[LETTERHEAD OF AMERIGROUP CORPORATION]

Contact:
Scott M. Tabakin
AMERIGROUP Corporation
757-321-3535

AMERIGROUP FILES FOR LISTING
ON THE NEW YORK STOCK EXCHANGE

Virginia Beach, Va. (December 11, 2002) AMERIGROUP Corporation (Nasdaq/NM: AMGP), today announced that it has filed an application for listing on the New York Stock Exchange (NYSE). The Company expects to begin trading on the NYSE on January 3, 2003 under the stock symbol “AGP.” AMERIGROUP will continue trading on the Nasdaq National Market until that time.

“We are proud to be listing on the New York Stock Exchange,” said Jeffrey L. McWaters, chairman and CEO of AMERIGROUP Corporation. “Trading on the NYSE should enhance the visibility of AMERIGROUP to the investment community. It is an important event in the life of our company as we continue to make an important difference in the lives of our members.”

“The Exchange is privileged to welcome AMERIGROUP Corporation to its family of listed companies, said Dick Grasso, NYSE chairman and CEO. “AMERIGROUP is committed to providing its members access to an accountable system of health care. We look forward to our partnership with the Company and its shareholders.”

AMERIGROUP Corporation, headquartered in Virginia Beach, Virginia, is a multi-state managed health care company focused on serving people who receive health care benefits through public-sponsored programs including Medicaid, State Children’s Health Insurance Program (SCHIP), and FamilyCare. The Company currently operates in Maryland, Texas, New Jersey, Illinois and the District of Columbia. For more information on AMERIGROUP Corporation, please visit the Company’s web site at www.amerigroupcorp.com.

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